===============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          Wabash National Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          WABASH NATIONAL CORPORATION
                          1000 Sagamore Parkway South
                            Lafayette, Indiana 47905

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The 2001 Annual Meeting of Stockholders of Wabash National Corporation will be held at the University Inn, 3001 Northwestern Avenue, West Lafayette, Indiana, 47906 on Tuesday, May 15, 2001, at 3:00 p.m. for the following purposes:

    1.To elect six members of the Board of Directors.

    2.To consider and act upon such other business as may properly come before the meeting.

  Whether or not you expect to attend the meeting, you are requested to sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                          By Order of the Board of Directors


                                          John R. Gambs
                                          Secretary

Lafayette, Indiana
April 13, 2001

                                PROXY STATEMENT

                 Annual Meeting of Stockholders--May 15, 2001

  This Proxy Statement is furnished on or about April 13, 2001 to stockholders of Wabash National Corporation (the "Corporation"), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders to be held at the University Inn, 3001 Northwestern Avenue, West Lafayette, Indiana, 47906 on Tuesday, May 15, 2001 at 3:00 p.m. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. This right of revocation is not limited by or subject to compliance with any formal procedures.

  The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common or Preferred Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

  At the close of business on April 2, 2001, there were 23,062,090 shares of the Common Stock and 1,199,252 shares of common stock underlying Preferred Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on April 2, 2001 will be entitled to vote at the meeting, and each share will have one vote.

                             Election of Directors

  Six directors are to be elected for terms of one year or until their successors are duly elected and qualified. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named below. All such nominees are currently directors of the Corporation. Each of the nominees has consented to be named herein and to serve on the Board if elected.

  The name, age, business experience, current committee memberships and directorships of each nominee for director are as follows:

Richard E. Dessimoz..... Age 53
                         Director of the Corporation since December 1995. Mr.
                         Dessimoz has been Vice President of the Corporation and
                         Chief Executive Officer of Wabash National Finance
                         Corporation since its inception in December 1991.
Donald J. Ehrlich....... Member--Executive Committee
                         Age 63
                         Director of the Corporation since the Corporation's
                         inception in 1985. Mr. Ehrlich is President and Chief
                         Executive Officer of the Corporation since its founding and
                         Chairman of the Board since May 1995. Mr. Ehrlich is also a director of Danaher Corporation, a diversified manufacturer,
                         Indiana Secondary Market Corporation and Lafayette Community
                         Bank.
John T. Hackett......... Member--Audit, Executive and Compensation Committees
                         Age 68
                         Director of the Corporation since November 1991. Mr. Hackett is Managing General Partner of CID Equity Partners, L.P., a
                         private investment partnership. He previously served as Vice
                         President--Finance and Administration of Indiana University
                         from 1988 to 1991 and Executive Vice President, Chief
                         Financial Officer and director of Cummins Engine Company
                         from 1964 to 1988. Mr. Hackett is also a director of Irwin
                         Financial Corporation, Meridian Mutual Insurance
                         Corporation, Ball Corporation, Waterlink, Inc. and is
                         Chairman of the Board of Indiana Secondary Market
                         Corporation.

E. Hunter Harrison...... Member--Audit Committee
                         Age 56
                         Director of the Corporation since October 1993. Mr. Harrison is Executive Vice President and Chief Operating Officer of
                         Canadian National Railway, Co. since March 1998. He
                         previously served as President and Chief Executive Officer of Illinois Central Railroad since February 1993 and as
                         Senior Vice President of Operations since July 1992. Mr.
                         Harrison also serves on the Board of Directors of Belt
                         Railway Co. in Chicago, Illinois; Terminal Railway in St.
                         Louis, Missouri; TTX Co. in Chicago, Illinois; and the
                         Association of American Railroads.
Mark R. Holden.......... Member--Executive Committee
                         Age 41
                         Director of the Corporation since May 1995. Mr. Holden is
                         Vice President and Chief Financial Officer of the
                         Corporation since March 1995. He previously served as Vice
                         President and Controller of the Corporation. Prior to his
                         employment by the Corporation in December 1992, Mr. Holden was employed by Arthur Andersen LLP from 1981 to December
                         1992.
Ludvik F. Koci.......... Member--Audit and Compensation Committees
                         Age 64
                         Director of the Corporation since December 1993. Mr. Koci is
                         Vice Chairman and Chief Executive Officer of Detroit Diesel
                         Corporation in Detroit, Michigan since 1997. He previously served as President and Chief Operating Officer since
                         December 1989. Mr. Koci also serves on the Board of
                         Directors of Detroit Diesel Corporation and the Board of
                         Directors of VM Motori, Italy.

  Donald J. Ehrlich is the brother of Charles R. Ehrlich and Rodney P. Ehrlich, executive officers of the Corporation.

Board Committees

  The Board of Directors has established a Compensation Committee, an Executive Committee and an Audit Committee.

  The Compensation Committee is responsible for determining the Corporation's compensation policies for executive officers and for administering the Corporation's 1992 and 2000 Stock Option Plans pursuant to the provisions of the Plans. This Committee met once during 2000.

  The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and the by-laws of the Corporation, in the interval between meetings of the Board when an emergency issue or scheduling makes it difficult to convene all directors. This Committee did not meet during 2000.

  The Audit Committee is responsible for recommending the selection of independent accountants, reviewing the independent accountants' assessments of the adequacy of the Corporation's internal control system and reviewing the scope and results of the external audit process. This Committee met four times during 2000.

Attendance at Meetings

  During 2000, the Board of Directors of the Corporation held six meetings. All directors of the Corporation attended 75% or more of all Board meetings and meetings of committees on which they served in that year.

Directors' Fees

  Directors who are not officers or otherwise affiliated with the Corporation receive $3,000 per calendar quarter, $1,000 for each Board meeting and $1,000 for each Audit Committee meeting attended. During 2000, directors who were not officers of the Corporation each received 1,500 stock options. Options granted had an exercise price of $15.0625 per share, which was the fair market value at the time of grant. Options granted to Directors, who are not officers, are exercisable beginning six months after date of grant.

            Section 16(a) Beneficial Ownership Reporting Compliance

  The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation during the year ended December 31, 2000 all of such required filings were made on a timely basis.

                     Beneficial Ownership of Common Stock

  The following table sets forth certain information as of February 28, 2001 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Officer (as defined below), and all directors and executive officers as a group:

                                                       Shares of
                                                      Common Stock
Name and Address                                      Beneficially    Percent
of Beneficial Owner                                    Owned (1)      of Class
-------------------                                   ------------    --------
Berger Small Cap Value Fund..........................  2,100,000(2)     9.13%
 210 University Boulevard, Suite 900
 Denver, CO 80206

Dimension Fund Advisors Inc..........................  1,934,300(3)     8.41%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

State of Wisconsin Investment Board..................  1,187,300(4)     5.15%
 P.O. Box 7842
 Madison, WI 53707

Donald J. Ehrlich....................................    607,272(5)      2.6%

Richard E. Dessimoz..................................     53,060(6)        *

Lawrence J. Gross....................................     51,610(7)        *

Mark R. Holden.......................................     42,560(8)        *

John T. Hackett......................................     22,500(9)        *

E. Hunter Harrison...................................     33,500(9)        *

Ludvik F. Koci.......................................     18,500(9)        *

Derek L. Nagle.......................................      9,350(10)       *

All Executive Officers and Directors as a group (19
 persons)............................................  1,133,292         4.8%

--------
*  Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of May 15, 2001 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Based solely on a Schedule 13G filed February 14, 2001.
(3) Based solely on a Schedule 13G filed February 2, 2001.
(4) Based solely on a Schedule 13G filed February 9, 2001.
(5) Includes currently exercisable options to purchase 281,560 shares.
(6) Includes currently exercisable options to purchase 50,060 shares.
(7) Includes currently exercisable options to purchase 49,060 shares.
(8) Includes currently exercisable options to purchase 42,560 shares.
(9) Includes currently exercisable options to purchase 16,500 shares held by each of the individuals.
(10) Includes currently exercisable options to purchase 6,850 shares.

                                 Compensation

Executive Compensation

  The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 2000, 1999, and 1998 of the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation as of December 31, 2000 (the "Named Officers").

                          Summary Compensation Table

                                                   Long Term
                                                  Compensation    All Other
                            Annual Compensation      Awards    Compensation(1)
                           ---------------------- ------------ ----------------
                                                   Securities
    Name and Principal                             Underlying
         Position          Year  Salary  Bonus(2) Options (#)  401(K) Insurance
    ------------------     ---- -------- -------- ------------ ------ ---------
Donald J. Ehrlich......... 2000 $599,500 $      0    20,000    $4,000  $1,914
 President and Chief
  Executive Officer        1999 $545,000 $419,650   135,000    $4,080  $1,647
                           1998 $475,000 $      0    95,000    $2,525  $2,106

Mark R. Holden............ 2000 $287,500 $      0    10,000    $2,400  $  290
 Vice President--Chief
  Financial Officer        1999 $250,000 $137,500    25,000    $2,480  $  243
                           1998 $210,000 $      0    15,000    $2,500  $  198

Derek L. Nagle............ 2000 $275,000 $      0     8,000    $2,400  $  667
 Vice President of the
  Corporation and          1999 $250,000 $ 65,000     6,250    $2,325  $  396
 President--Fruehauf
  Trailer Services, Inc.   1998 $250,000 $      0     5,000    $2,250  $1,131

Richard E. Dessimoz....... 2000 $264,500 $      0    10,000    $2,400  $  667
 Vice President of the
  Corporation              1999 $230,000 $126,500    25,000    $2,480  $  639
                           1998 $200,000 $      0    15,000    $2,500  $  864

Lawrence J. Gross......... 2000 $251,275 $      0    10,000    $2,400  $  435
 Vice President--Marketing 1999 $220,000 $121,000    20,000    $2,480  $  396
                           1998 $190,000 $      0    15,000    $2,500  $  306

--------
(1) "All Other Compensation" consists of (i) contributions to the Corporation's 401(k) Plan on behalf of all of the Named Officers, and
     (ii) payments by the Corporation with respect to term life insurance for the benefit of the Named Officers.
(2)  See the Report on Executive Compensation for a description of the Bonus
     Plan.

Option Grants

  Shown below is information on grants to the Named Officers of stock options pursuant to the Corporation's 2000 Stock Option Plan during the year ended December 31, 2000.

                                                             Individual Grants
                                    --------------------------------------------------------------------
                                                                             Potential Realizable Value
                         Number of  Percentage of                             at Assumed Annual Rates
                         Securities Total Options                           of Stock Price Appreciation
                         Underlying  Granted to    Exercise or                   For Option Term(3)
                          Options     Employees     Base Price   Expiration ----------------------------
   Name                  Granted(1)    in 2000    (per share)(2)    Date        5%($)         10%($)
   ----                  ---------- ------------- -------------- ---------- ------------- --------------
Donald J. Ehrlich.......   20,000       7.21%         $7.375      12/07/10  $      92,762 $      235,077
Mark R. Holden..........   10,000       3.60%         $7.375      12/07/10         46,381        117,539
Derek L. Nagle..........    8,000       2.88%         $7.375      12/07/10         37,105         94,031
Richard E. Dessimoz.....   10,000       3.60%         $7.375      12/07/10         46,381        117,539
Lawrence J. Gross.......   10,000       3.60%         $7.375      12/07/10         46,381        117,539

--------
(1) Options become exercisable ratably beginning one year from date of grant through three years of date of grant.
(2) Options were granted having exercise prices at fair market value on the date of grant.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from December 7, 2000 (the date of grant) to December 7, 2010 (the date of expiration of such options) of 5% and 10%. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

Option Fiscal Year-End Values

  Shown below is information with respect to the unexercised options to purchase the Corporation's Common Stock granted under the 1992 and 2000 Stock Option Plans, as amended. None of the Named Officers exercised any stock options during the fiscal year ended December 31, 2000.

                         Number of Securities Underlying        Value of Unexercised
                               Unexercised Options              In-the-Money Options
                            Held at December 31, 2000          at December 31, 2000(1)
                         ----------------------------------   -------------------------
   Name                   Exercisable       Unexercisable     Exercisable Unexercisable
   ----                  ---------------   ----------------   ----------- -------------
Donald J. Ehrlich.......           281,500            211,640   $     0      $25,000
Mark R. Holden..........            42,560             43,640         0       12,500
Derek L. Nagle..........             6,250             18,000         0       10,000
Richard E. Dessimoz.....            50,060             43,640         0       12,500
Lawrence J. Gross.......            49,060             39,640         0       12,500

--------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on December 29, 2000 ($8.625 per share).

Compensation Committee Report on Executive Compensation

  During 2000, decisions on cash compensation and stock options of the Corporation's executive officers were made by the Compensation Committee of the Board of Directors, which has furnished the following report on its policies. This report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended or the 1934 Act.

 Compensation Policies toward Executive Officers

  The Corporation's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Officers as well as the other executive officers is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Corporation's Common Stock.

  Base Salary. Each year the Compensation Committee determines the base salaries of each of the executive officers and that of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

  Annual Bonus Plan. The amount of annual bonuses paid to the executive officers under the Corporation's bonus program (the "Bonus Plan") depends primarily upon whether, and the extent to which, the Corporation achieved certain pre-established working capital, profit and specific strategic objectives. Under the Bonus Plan, the Corporation has established for each participant a percentage of his annual base salary which is to be the participant's standard bonus percentage (the "Standard Bonus Percentage"). The Standard Bonus Percentages are reviewed each year by the Compensation Committee and changes are made when deemed necessary.

  Generally, if the Corporation achieves its working capital, profit and specific strategic objectives, each Bonus Plan participant will accrue a bonus for the year which is equal to his Standard Bonus Percentage of his base pay for the year. If the Corporation's performance is 10%, 20%, 30%, 40%, or 50% above its objectives, each participant accrues a bonus equal to 120%, 140%, 160%, 180% or 200% of his Standard Bonus Percentage of base pay, respectively. Bonuses are prorated for Corporation performance which falls between these achievement percentages. After the bonus percentage is computed for each Bonus Plan participant, the Compensation Committee may in its discretion increase or decrease the percentage, based upon individual performance. Bonuses are paid to participants in the calendar year following the year in which bonuses are accrued by the participants. Bonuses for 1998, 1999 and 2000 for each of the Named Officers appear under the caption "Bonus" in the Summary Compensation Table on page 4.

  Long Term Compensation through Stock Options. The Company has two non-qualified stock option plans (the 1992 and 200 Stock Options Plans) under which options may be granted to officers and other key employees of the Company and its subsidiaries to purchase shares of common stock at a price not less than market price at the date of grant. Under the terms of the Stock Option Plans, up to an aggregate of 3,750,000 shares are reserved for issuance, subject to adjustment for stock dividends, recapitalizations and the like. Options granted under the Stock Option Plans become exercisable in annual installments of three years for options granted under the 2000 Plan and five years for options granted under the 1992 Plan, except for non-employee Directors of the Company in which options are fully vested on the date of grant and are exercisable six months thereafter. All options granted expire ten years after the date of grant.

  Mr. Ehrlich's 2000 Compensation. Mr. Ehrlich generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and grants of options. The Compensation Committee's general approach in setting Mr. Ehrlich's compensation is to be competitive with other companies in the industry, but to have a large portion of his salary based upon the Corporation's performance.

 Section 162(m)

  Section 162(m) of the Internal Revenue Code limits tax deductions for executive compensation to $1 million. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements including shareholder approval. The Committee intends to consider annually whether it should adopt a policy regarding 162(m) and to date has concluded that it was not appropriate to do so. One reason for this conclusion is that, assuming the current compensation policies and philosophy remain in place,
Section 162(m) will not be applicable in the near term to any executive's compensation.

                                          Submitted by the
                                          Members of the Compensation
                                          Committee

                                          John T. Hackett
                                          Ludvik F. Koci

Audit Committee Report

  The Audit Committee of the Board of Directors in fiscal 2000 consisted of Messrs. Hackett, Harrison and Koci who are independent within the meaning of the rules of the New York Stock Exchange. The Committee's responsibilities are described in a written charter adopted by the Board, which is attached as Exhibit A to this proxy statement.

  The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and with the independent auditors, Arthur Andersen LLP. In addition, the Committee discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Committee also discussed with Arthur Andersen LLP the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the auditors (which are described below) with the auditors' independence.

  The fees paid by the Company to Arthur Andersen LLP for the fiscal year ended December 31, 2000 were as follows:

  Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 were $760,000.

  Financial Information Systems Design and Implementation Fees. No fees were billed by Arthur Andersen LLP for financial information systems design and implementation services during 2000.

  All Other Fees. The aggregate fees billed for services rendered by Arthur Andersen LLP, other than the fees discussed in the foregoing paragraphs, were $845,000.

  Based on the Audit Committee's review of the Company's audited financial statements and the review and discussions described in the second paragraph of this report, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Submitted by the
                                          Members of the Audit Committee

                                          John T. Hackett
                                          E. Hunter Harrison
                                          Ludvik F. Koci

                  Shareholder Return Performance Presentation

  The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the S&P 500 Composite Index and the Dow Jones Transportation Index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended, or the 1934 Act.

             Comparison of Cumulative Total Return to Shareholders
                  December 31, 1996 through December 31, 2000
             Among Wabash National Corporation, the S&P 500 Index
                    and the Dow Jones Transportation Index

                    (return assumes dividend reinvestment)


                             [Graph Appears Here]

                        WNC               S & P 500          D.J. TRANSPORT
                 ---------------       ---------------      ---------------
                 INDEX    RETURN       INDEX    RETURN      INDEX    RETURN
                 -----    ------       -----    ------      -----    ------
12/31/96         18.49    112.09      755.65    176.02    2,255.63   166.10
12/31/97         28.44    172.41      985.93    229.67    3,256.50   239.80
12/31/98         20.46    123.97    1,245.43    290.11    3,149.31   231.91
12/31/99         15.00     90.91    1,469.25    352.26    2,977.20   219.23
12/31/00          8.63     52.27    1,320.28    316.55    2,946.60   216.98

                             Certain Transactions

  During 2000, Wabash sold RoadRailer(TM) truck trailers to Canadian National Railway, Co. for approximately $6,500,000. E. Hunter Harrison, a current director of the Corporation and nominee for re-election, is Executive Vice President and Chief Operating Officer of Canadian National Railway, Co. Wabash National believes that the transaction with Canadian National Railway, Co. was arms-length.

                Provisions of the Certificate of Incorporation
                          with Anti-Takeover Effects

Authorized Shares of Capital Stock

  The Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Common Stock, 23,062,090 shares of which were issued and outstanding as of March 15, 2001, and up to 25,000,000 shares of Preferred Stock, 482,041 shares of which were outstanding as of March 15, 2001. Additional shares of Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. In addition, such shares of Preferred Stock, together with authorized but unissued shares of Common Stock, could also represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of the Corporation's stockholders.

  On November 7, 1995, the Board of Directors adopted a Stockholder Rights Plan (the "Plan"). The Plan is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Corporation without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interest of shareholders.

  Under the terms of the Plan, each share of Common Stock is accompanied by one right; each right entitles the shareholder to purchase from the Corporation, one one-thousandth of a newly issued share of Series A Preferred Stock at an exercise price of $120.

  The rights become exercisable ten days after a public announcement that an acquiring person or group (as defined in the Plan) has acquired 20% or more of the outstanding Common Stock of the Corporation (the "Stock Acquisition Date") or ten days after the commencement of a tender offer which would result in a person owning 20% or more of such shares. The Corporation can redeem the rights for $.01 per right at any time until ten days following the Stock Acquisition Date (the 10-day period can be shortened or lengthened by the Corporation). The rights will expire in November 2005, unless redeemed earlier by the Corporation.

  If, subsequent to the rights becoming exercisable, the Corporation is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of the Acquiring Corporation with a market value equal to twice the exercise price of each right. Alternatively, if a 20% holder acquires the Corporation by means of a merger in which the Corporation and its stock survives, or if any person acquires 20% or more of the Corporation's Common Stock, each right not owned by a 20% or more shareholder, would become exercisable for Common Stock of the Corporation (or, in certain circumstances, other consideration) having a market value equal to twice the exercise price of the right.

                               Voting Procedures

  Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

  Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are not counted for the election of director proposal and will be treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                        Independent Public Accountants

  The accounting firm of Arthur Andersen LLP has acted as the Corporation's independent public accountants for the year ended December 31, 2000 and has been selected by the Board of Directors to act as such for 2001. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

                             Stockholder Proposals

  Stockholder proposals intended to be presented at the 2002 Annual Meeting of the Corporation (other than proposals submitted under Securities Exchange Act Rule 14a-8) must be received at the Corporation's principal executive offices no later than February 27, 2002. Stockholder proposals intended to be presented under Rule 14a-8 must be received at the Corporation's principal executive offices no later than December 14, 2001.

                                 Other Matters

  Management knows of no matters to be presented for action at the meeting other than the matters mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their best judgement.

                                          By Order of the Board of Directors
                                          /s/ John R. Gambs
                                          John R. Gambs
                                          Secretary

April 13, 2001

Exhibit A

                          Wabash National Corporation
                            Audit Committee Charter

  The Audit Committee is a committee of three individuals within the Board of Directors and shall assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

  The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the full Board. The Audit Committee Chairperson shall be selected by the committee members.

  The Audit Committee shall make regular reports to the Board.

  The Audit Committee shall:

  1. Review and reassess the adequacy of this Charter annually.

  2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the Company's system of internal controls.

  3. Review with management and the independent auditors any significant financial reporting issues raised by them in connection with the preparation of the Company's financial statements.

  4. Review proposed major changes to the Company's auditing and accounting principles and practices that are brought to their attention by the independent auditors, internal auditors or management.

  5. Recommend to the full Board the appointment of the independent auditors.

  6. Review questions related to independence of the independent auditors that are brought to their attention and, if necessary, recommend that the Board take appropriate action regarding such matters.

  7. Review the performance of the independent auditors and, if so determined, recommend that the Board replace the independent auditors.

  8. Ensure that the independent auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence and recommend to the Board that it take appropriate action in response to the outside auditors report to satisfy itself of the outside auditors independence.

  9. Review the appointment and replacement of the senior internal auditing executive.

  10. Review the significant reports to management prepared by the internal auditing department and management's responses.

  11. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

  12. Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and the matters required to be discussed by professional standards (including applicable Statements on Auditing Standards) or other regulatory bodies relating to the conduct of the audit.

  13. Review with the independent auditors any management letter they provide and management's response to that letter, if necessary.

  14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  15. Review with the Board, as necessary in the Audit Committee's judgment, the Company's policies and procedures regarding compliance with applicable laws and regulations.

  16. Review with counsel legal matters which are brought to their attention and that may have a material impact on the financial statements, the Company's compliance policies and material reports or inquiries received from regulatory bodies.

  17. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. The outside auditor is ultimately accountable to the Board of Directors and Audit Committee of the Company and the Audit Committee and Board have the ultimate authority and responsibility to select, evaluate, and replace the outside auditor or to nominate the outside auditor to be proposed for shareholder approval in the proxy statement. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                  DETACH HERE

                         WABASH NATIONAL CORPORATION
              Proxy Solicited on behalf of the Board of Directors
            Annual Meeting of Stockholders to be held May 15, 2001

     The undersigned hereby appoints Donald J. Ehrlich and Mark R. Holden, or each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common or Preferred Stock of Wabash National Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 15, 2001, or any adjournment thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.

1.  Election of Six Directors by all Stockholders - Nominees:

       01-Richard E. Dessimoz, 02-Donald J. Ehrlich, 03-John T. Hackett,
        04-E. Hunter Harrison, 05-Mark R. Holden and 06-Ludvik F. Koci

    FOR ALL       WITHHOLD ALL       FOR ALL (Except Nominee(s) written below)
      [_]             [_]              [_]


--------------------------------------------------------------------------------

2. The proxies authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

                            YOUR VOTE IS IMPORTANT.
          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                         USING THE ENCLOSED ENVELOPE.


                                    (Continued and to be signed on reverse side)

                                  DETACH HERE

--------------------------------------------------------------------------------

                          (Continued from other side)


    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR Proposal 1.


                                              Dated                       , 2001
                                                    ----------------------

                                              ----------------------------------
                                                          Signature(s)

                                              ----------------------------------
                                              Please sign exactly as name
                                              appears in the box on the left.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give your
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              official. If a partnership, please
                                              sign partnership name by
                                              authorized person. If a joint
                                              account, please provide both
                                              signatures.